EXHIBIT 99.1








                                              Financial Statements

                                              Robbins & Myers, Inc.
                                        Savings Plan for Union Employees

                                     Years ended December 31, 1997 and 1996
                                       with Report of Independent Auditors

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                              Financial Statements


                     Years ended December 31, 1997 and 1996




                                TABLE OF CONTENTS

Report of Independent Auditors...........................................1

Audited Financial Statements

Statements of Assets Available for Plan Benefits ........................2
Statement of Changes in Assets Available for Plan Benefits--1997.........3
Statement of Changes in Assets Available for Plan Benefits--1996.........4
Notes to Financial Statements............................................5

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes...............8
Line 27d - Schedule of Reportable Transactions...........................9

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying financial statements of the Robbins & Myers, Inc. Savings Plan for Union Employees (the Plan), as of December 31, 1997 and 1996 and for the years then ended as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1997 and 1996 and the changes in its assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment for the year ended December 31, 1997 and reportable transactions for the year ended December 31, 1997 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



May 29, 1998


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

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                Statements of Assets Available for Plan Benefits


                                                                      DECEMBER 31
                                                                1997               1996
                                                         --------------------------------------
ASSETS Investments at fair value:
    Robbins & Myers Inc. Common Stock                             $ 309,123           $ 77,458
    VMMR Prime Portfolio                                            301,165            236,996
    Vanguard Wellington Fund                                      1,498,540          1,039,604
    Vanguard Windsor II                                           1,303,333            713,298
    Vanguard Index Small Capitalization Portfolio                   409,628            226,348
    Vanguard Investment Contract Trust                            1,277,980          1,123,121
                                                         --------------------------------------
Total investments                                                 5,099,769          3,416,825

Contributions receivable:
    Employee                                                         96,749             68,946
    Employer                                                         21,131             18,074
                                                         ======================================
Assets available for plan benefits                              $ 5,217,649        $ 3,503,845
                                                         ======================================


See accompanying notes.


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

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Statement of Changes in Assets Available for Plan Benefits

                          Year ended December 31, 1997


                                       ROBBINS &                                              VANGUARD      VANGUARD
                                      MYERS, INC.      VMMR       VANGUARD      VANGUARD     INDEX SMALL   INVESTMENT
                                        COMMON         PRIME     WELLINGTON      WINDSOR    CAPITALIZATION  CONTRACT
                                        STOCK        PORTFOLIO      FUND           II         PORTFOLIO       TRUST         TOTAL
                                     -----------------------------------------------------------------------------------------------
ADDITIONS
Employee contributions               $  137,459    $   82,321    $  251,644    $  281,947    $   99,056    $  221,702    $1,074,130
Employer contributions                      142        17,481        57,358        51,756        19,800        74,029       220,566
Dividends and interest                    1,079        14,478       125,654       117,358        22,400        72,121       353,090
Transfers in                             25,747             -             -        58,143        17,159             -       101,049
                                     -----------------------------------------------------------------------------------------------
Total additions                         164,427       114,280       434,656       509,204       158,415       367,852     1,748,835

DEDUCTIONS
Withdrawals                               5,051        24,758        87,654        69,351        20,528       153,514       360,856
Transfers out                                 -        22,675        21,144             -             -        57,230       101,049
                                     -----------------------------------------------------------------------------------------------
Total deductions                          5,051        47,433       108,798        69,351        20,528       210,744       461,905

Unrealized and realized appreciation
     in fair value of investments        78,740             -       138,449       160,993        48,692             -       426,874
                                     -----------------------------------------------------------------------------------------------
Net additions                           238,116        66,847       464,307       600,846       186,579       157,108     1,713,804

Assets available for plan benefits
     at beginning of year                82,884       242,898     1,062,244       733,491       234,572     1,147,756     3,503,845
Assets available for plan benefits   ----------------------------------------------------------------------------------------------
     at end of year                  $  321,000    $  309,745    $1,526,551    $1,334,337    $  421,151    $1,304,864    $5,217,649
                                     ===============================================================================================

See accompanying notes.


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


                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Statement of Changes in Assets Available for Plan Benefits

                          Year ended December 31, 1996


                                      ROBBINS &                                               VANGUARD      VANGUARD
                                      MYERS, INC.     VMMR       VANGUARD       VANGUARD     INDEX SMALL   INVESTMENT
                                       COMMON        PRIME       WELLINGTON      WINDSOR    CAPITALIZATION  CONTRACT
                                        STOCK       PORTFOLIO      FUND            II         PORTFOLIO       TRUST        TOTAL
                                     ----------------------------------------------------------------------------------------------
ADDITIONS
Employee contributions               $   70,605    $   69,257    $  235,547    $  225,781    $   95,085    $  243,058    $  939,333
Employer contributions                        -        20,813        64,349        49,500        20,228        84,892       239,782
Dividends and interest                      210        11,234        77,101        47,415        17,267        60,390       213,617
Transfers in                                584             -         8,669         7,333         5,915             -        22,501
                                     ----------------------------------------------------------------------------------------------
Total additions                          71,399       101,304       385,666       330,029       138,495       388,340     1,415,233

DEDUCTIONS
Withdrawals                                 410        39,661        59,936        32,610        22,623       160,193       315,433
Transfers out                                 -        20,756             -             -             -         1,745        22,501
                                     ----------------------------------------------------------------------------------------------
Total deductions                            410        60,417        59,936        32,610        22,623       161,938       337,934

Unrealized and realized appreciation
     in fair value of investments        11,895             -        55,933        70,197        10,301             -       148,326
                                     ----------------------------------------------------------------------------------------------
Net additions                            82,884        40,887       381,663       367,616       126,173       226,402     1,225,625

Assets available for plan benefits
     at beginning of year                     -       202,011       680,581       365,875       108,399       921,354     2,278,220
Assets available for plan benefits   ----------------------------------------------------------------------------------------------
     at end of year                  $   82,884    $  242,898    $1,062,244    $  733,491    $  234,572    $1,147,756    $3,503,845
                                     ==============================================================================================

See accompanying notes.



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



                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Investment Contract Fund are valued at their contract values which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation and depreciation on securities represent the difference between fair value at the beginning of the period and the end of the period.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.



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


                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)



2. DESCRIPTION OF THE PLAN

The Plan is a defined contribution plan which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno Industrial Products, who are covered by a collective bargaining agreement at their United States operations.

Each year, participants can make pretax and/or after-tax basic contributions up to a maximum of either 6 percent (Chemineer) or 12 percent (Pfaudler and Moyno Industrial Products) of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. The plan sponsor does not make any matching contributions for employees of Chemineer or Moyno Industrial Products.

Participants are immediately vested in their contributions, as well as any of Robbins & Myers, Inc.'s (the Company's) matching contributions and any earnings on these contributions. Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company. Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.


3. INCOME TAX STATUS

The Internal Revenue Service ruled on November 5, 1996 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Corporate Benefits Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)



4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of net assets available for plan benefits is as follows:

                                                                             DECEMBER 31
                                                                        1997             1996
                                                              ------------------------------------

Robbins & Myers, Inc. Common Stock                              $      309,123           N/A
VMMR Prime Portfolio                                                   301,165           236,996
Vanguard Wellington Fund                                             1,498,540         1,039,604
Vanguard Windsor II                                                  1,303,333           713,298
Vanguard Investment Contract Trust                                   1,277,980         1,123,121
Vanguard Index Small Capitalization Portfolio                          409,628           226,348

5. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1997, the Plan held 7,800 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1997, approximately 5,400 shares were purchased at a total cost of $173,109.

6. YEAR 2000 ISSUE (UNAUDITED)

The Plan Sponsor has developed a plan to modify its internal information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become Year 2000 compliant. The Plan Sponsor currently expects the project to be substantially complete by early 1999. The Plan Sponsor does not expect this project to have a significant effect on plan operations.



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




                             SUPPLEMENTAL SCHEDULES

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Line 27a - Schedule of Assets Held for Investment Purposes
                               EIN 31-0424220-012

                                December 31, 1997


                                                              SHARES/                                CURRENT
       DESCRIPTION OF INVESTMENT                               UNITS                COST              VALUE
--------------------------------------------------------------------------------------------------------------

Robbins & Myers, Inc.
    Common Stock                                               7,800              $ 221,683         $ 309,123
VMMR Prime Portfolio                                         301,165                301,165           301,165
Vanguard Wellington                                           50,884              1,319,333         1,498,540
Vanguard Windsor II                                           45,539              1,105,710         1,303,333
Vanguard Index Small Capitalization
    Portfolio                                                 17,248                355,035           409,628
Vanguard Investment Contract Trust                         1,277,980              1,277,980         1,277,980
                                                                         -------------------------------------
                                                                                $ 4,580,906       $ 5,099,769
                                                                         =====================================






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


                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                 Line 27d - Schedule of Reportable Transactions
                               EIN 31-0424220-012

                      For the year ended December 31, 1997


                                     DESCRIPTION      NUMBER                  NUMBER
     IDENTITY OF                         OF             OF       PURCHASE       OF     SELLING    HISTORICAL    CURRENT     NET GAIN
    PARTY INVOLVED                     ASSETS       PURCHASES     PRICE        SALES    PRICE        COST        VALUE       (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
CATEGORY (iii)--A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
Robbins & Myers, Inc.
    Common Stock                    Shares              31      $ 173,109        -         $ -         $ -     $ 173,109        $ -
Robbins & Myers, Inc.
    Common Stock                    Shares               -              -        7      20,184      17,039        20,184      3,145
Vanguard Wellington                 Participating
    Fund                              Units             23        435,712        -           -           -       435,712          -
Vanguard Wellington                 Participating
    Fund                              Units              -              -       72     115,224     103,041       115,224     12,183
Vanguard Windsor II                 Participating
    Fund                              Units             34        579,965        -           -           -       579,965          -
Vanguard Windsor II                 Participating
    Fund                              Units              -              -       60     150,924     122,329       150,924     28,595
Vanguard Index Small                Participating
    Capitalization Portfolio          Units             20        181,652        -           -           -       181,652          -
Vanguard Index Small                Participating
    Capitalization Portfolio          Units              -              -       64      46,267      43,369        46,267      2,898
Vanguard Investment                 Participating
    Contract Trust                    Units             44        427,574        -           -           -       427,574          -
Vanguard Investment                 Participating
    Contract Trust                    Units              -              -       68     272,715     272,715       272,715          -


There were no category (i), (ii), or (iv) reportable transactions for the year.



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